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FLEET NATIONAL BANK                                                    TIME NOTE


$400,000.00                                               Date: November 4, 1996


         FOR VALUE RECEIVED, on the Termination Date (as defined below) the undersigned, DM Management Company, a Delaware corporation (the "Borrower), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") at the office of the Bank at One Federal Street, Boston, Massachusetts 02211, or at such other address as the holder hereof may designate, the principal sum of Four Hundred Thousand DOLLARS ($400,000.00), or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, whichever is less, in lawful money of the United States.

         The Borrower promises to pay interest on the principal balance outstanding at the interest rate generally announced by the Bank from time to time as its Prime Rate and to pay all reasonable out-of-pocket costs, including attorneys' fees, costs relating to the appraisal and/or valuation of assets and all costs incurred in the collection, defense, preservation, administration, enforcement or protection of this Note or in any guaranty or endorsement of this Note. All payments shall be applied first to the payment of interest on the unpaid principal of all advances due under this Note and the balance on account of the principal due under this Note.

         (1) PAYMENTS. Interest shall be payable monthly beginning November __, 1996, and continuing thereafter on the same day of each succeeding month and on the Termination Date. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand any kind. Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Upon default or after maturity or after judgment has been rendered on this Note, the unpaid principal balance of all advances shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than the Prime Rate. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. Principal shall be payable in two (2) installments of $200,000.00 each, payable on December 31, 1996 and March 31, 1997 (the "Termination Date").

         (2) LATE CHARGE. The Bank may collect a late charge not to exceed five (5) percent of any installment of interest or principal, or of any other amount due to the Bank which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to defray the extra cost and expense involved in handling such delinquent payment and the increased risk of noncollection. The minimum late charge shall be $25.00.

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         (3)      PREPAYMENT.  The Borrower has the right to pay before due the unpaid balance of this Note or any part thereof without penalty or premium.

         (4) EVENTS OF DEFAULT; REMEDIES. If any one or more of the following "Events of Default" shall occur:

                  (a) Failure to make payment of principal or interest on the Note or in the payment of any other liability owing by the Borrower to the Bank, now existing or hereinafter incurred, whether direct or contingent, when due; or

                  (b) Failure by the Borrower to observe or perform any covenant contained in this Note, or failure by the Borrower to perform any of its obligations under any document, instrument or agreement governing, evidencing or securing this Note, and continuance of such failure unremedied for a period of thirty (30) days after notice of such failure has been received by the Borrower from the Bank, provided that no notice or grace period shall be required with respect to the breach of any provision of Paragraph 9, above; or

                  (c) Any representation or warranty made by the Borrower or any Guarantor to the Bank herein or in any document, instrument or agreement governing, evidencing or securing this Note or any statement, certificate or other data furnished by any of them in connection herewith or therewith proves at any time to be incorrect in any material respect; or

                  (d) A judgment in excess of $25,000.00 for the payment of money shall be rendered against the Borrower or any Guarantor, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

                  (e) Any levy, seizure, attachment, garnishment, execution or similar process shall be issued or levied on any of the Borrower's or any Guarantor's property; or

                  (f) The Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties: or (iv) take any action for the purpose of effecting any of the foregoing; or

                  (g) An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower or any Guarantor, without the application, approval or consent of the Borrower or such Guarantor by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or any Guarantor or appointing a receiver, trustee, conservator

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         or liquidator of the Borrower or any Guarantor, or of all or a substantial part of its assets and Borrower or any Guarantor, indicates its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of ninety (90) consecutive days; or

                  (h) The Borrower or any Guarantor shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or if the Borrower is not a natural person, merge, consolidate or convert, or be merged. consolidated or converted with or into any other corporation or entity; or

                  (i) A Borrower or Guarantor who is a natural person shall die; or

                  (j) Failure by the Borrower or any Guarantor to pay any other Indebtedness for borrowed money, or if any such other Indebtedness shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness beyond any period of grace provided with respect thereto; or

                  (k) Any guaranty, document, instrument or agreement now or hereafter guaranteeing, governing, evidencing or securing this Note ceases to be in full force and effect or any party thereto notifies the Bank that such party has no continuing obligation to pay or perform in accordance with the terms thereof).

                  (l) The occurrence of any Event of Default under the Borrower's Notes of even date in the respective principal amounts $8,000,000.00 and $3,600,000.00 or any documents executed therewith.

then, and in such event (other than an Event of Default described in paragraphs 4 (f) and (g) above), the Bank may declare all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank to be forthwith due and payable, whereupon the same shall become forthwith due and payable and the availability of advances hereunder shall be deemed automatically terminated; all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by the Borrower. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in paragraphs 4
(f) or (g) above, (i) the availability of advances hereunder shall automatically terminate and (ii) all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind; all of which are expressly waived by the Borrower.

         (5) LIEN AND SETOFF. The Borrower and each Guarantor hereby give the Bank a lien and right of set off for all of Borrower's and each Guarantor's liabilities and obligations hereunder upon and against all the deposits, credits, collateral and property of the Borrower and each Guarantor, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under

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the control of Fleet Financial Group, Inc. or in transit to any of them but not including any funds managed by or invested with or through Fleet Investment Advisors, the Fleet Funds, or any other investment advisor or mutual fund affiliated with the Bank. At any time, after the occurrence and during the continuance of an Event of Default without demand or notice, Bank may set off the same or any part thereof and apply the same to any such liability or obligation of the Borrower or any Guarantor.

         (6) INDEMNIFICATION. The Borrower and each Guarantor, jointly and severally, agree to defend, indemnify and hold harmless the Bank and any participants, successors or assigns of the Bank and the officers, directors, employees and agents of each of them from and against any and all losses, claims, liabilities, asserted liabilities, costs and expenses, including, without limitation, out-of-pocket costs of litigation and attorneys' fees, incurred in connection with any and all claims or proceedings for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage (including all foreseeable and unforeseeable consequential damage) or any diminution in value of any real property resulting from or relating, directly or indirectly, to (a) any release, spilling, leaking, migrating, discharging, escaping, leaching, dumping or disposing (a "Release") into the environment of any toxic substances or hazardous wastes, a threatened Release, the existence or removal of any toxic substances or hazardous wastes on, into, from, through or under any real property owned or operated by the Borrower or any Guarantor (whether or not such Release was caused by Borrower, any Guarantor, a tenant, subtenant, prior owner or tenant or any other person and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of toxic substances or hazardous wastes or the mere presence of such toxic substances or hazardous wastes) or (b) the breach or alleged breach by Borrower or any Guarantor of any federal, state or local law or regulation concerning public health, safety or the environment with respect to any real property owned or operated by the Borrower or any Guarantor and/or any business conducted thereon; provided, however, that the indemnification provided for in this paragraph shall not apply to any losses, claims, liabilities, asserted liabilities, costs or expenses arising out of the negligence, willful misconduct or bad faith of the Bank or any other party otherwise entitled to indemnification hereunder.

         (7) PREJUDGMENT REMEDY WAIVER. BORROWER AND EACH GUARANTOR (a) ACKNOWLEDGE THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION AND (b) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVE THE RIGHT ANY OF THEM MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OR ANY GUARANTOR OF ANY OF THEIR PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

         (8) JURY TRIAL WAIVER. THE BANK, BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK, THE BORROWER OR ANY GUARANTOR IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.

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         (9)  JOINT AND SEVERAL OBLIGATIONS; MISCELLANEOUS. This Note shall be the joint and several obligation of Borrower and each Guarantor and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all, who hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of dishonor, and who hereby agree to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any effect on their liabilities. Any delay on the part of the holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent default. The rights and remedies of the holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document, instrument or agreement governing, evidencing or securing this Note and under all applicable laws. This Note is the final, complete and exclusive statement of the terms governing this Note. If any provision of this Note shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be effected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and each Guarantor and shall inure to the benefit of Bank, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (10) ACKNOWLEDGMENT OF BORROWER. Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         IN WITNESS WHEREOF, the Borrower has executed or caused this Note to be duly executed, as a sealed instrument.

Witness:                                  DM MANAGEMENT COMPANY


/s/ David R. Pierson                      By: /s/ Olga L. Conley
                                              -------------------
                                              VP of Finance


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